Exhibit 16

Clyde Bailey                             210-694-5327


June 9, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:    Legend International Holdings, Inc.

Dear Sir/Madam:

Pursuant to the report of the above-referenced Company, we have read the Company's response to Item 4 of Form 8-K dated June 7, 2004 and agree with the statements concerning our firm contained therein.

Very truly yours,


/s/ Clyde Bailey
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Clyde Bailey, P.C.
San Antonio, TX